UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2008 (June 11, 2008)
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)
(614) 283-6500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement;
Item 3.03. Material Modification to Rights of Security Holders.
     Following the approval of its Board of Directors, Abercrombie & Fitch Co. (the “Company”) entered into Amendment No. 2 dated as of June 11, 2008, to the Rights Agreement dated as of July 16, 1998 between the Company and National City Bank (as successor to First Chicago Trust Company of New York), as rights agent.
     The amendment extends the final expiration date of the Company’s outstanding rights plan (and the Series A Participating Cumulative Preferred Stock Purchase Rights provided for thereunder), which would otherwise have expired on July 16, 2008, until the close of business on July 16, 2018.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 11, 2008, John A. Golden effected his previously announced retirement and resignation from the Board of Directors of the Company following the Company’s 2008 Annual Meeting of Stockholders.
     On June 11, 2008, upon the recommendation of the Company’s Nominating and Board Governance Committee, Robert Rosholt was elected to the Board of Directors of the Company to fill the vacancy resulting from the retirement of Mr. Golden and to serve in the class of directors whose terms expire at the 2010 Annual Meeting of Stockholders. Mr. Rosholt, who recently retired as the Chief Financial Officer of Nationwide Mutual Insurance Company, was appointed to serve on the Company’s Audit Committee and its Nominating and Board Governance Committee. Following the 2008 Annual Meeting of Stockholders, Mr. Rosholt, like other non-associate directors, received a grant of 3,000 restricted stock units. Mr. Rosholt will also receive annual retainers and will be entitled to participate in the Directors’ Deferred Compensation Plan on the same basis as the other non-associate directors.
Item 8.01. Other Events.
     At the 2008 Annual Meeting of Stockholders on June 11, 2008, the inspectors of election determined that the non-binding stockholder proposal of the United Brotherhood of Carpenters Pension Fund regarding majority voting had not been properly presented at the meeting in accordance with applicable law and the rules and regulations of the U.S. Securities and Exchange Commission. Therefore, no vote was taken on the stockholder proposal at the Annual Meeting. However, management noted that the non-binding proposal received significant stockholder support and that fact was reported to and acknowledged by the Company’s Board of Directors. Recognizing that majority voting is a relatively new concept among U.S. public companies and that majority voting by-laws appear in many varieties, the Board of Directors intends to review the concept of majority voting and determine whether majority voting should be implemented at the Company and, if so, in what fashion.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired:
               Not applicable.
     (b) Pro forma financial information:
               Not applicable.
     (c) Shell company transactions:
               Not applicable.
     (d) Exhibits:

Exhibit No.	Description

4.1	Amendment No. 2 dated as of June 11, 2008, to the Rights Agreement dated as of July 16, 1998, between Abercrombie & Fitch Co. and National City Bank (as successor to First Chicago Trust Company of New York), as Rights Agent
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: June 12, 2008	By:	/s/ David S. Cupps
David S. Cupps
Senior Vice President, General Counsel and Secretary